UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022 (October 7, 2022)
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria,	Virginia	22310
(Address of Principal Executive Offices)		(Zip Code)
(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2022, VSE Corporation (“VSE”) and a majority of its wholly owned subsidiaries, as borrowers, with Citizens Bank, N.A. and certain other banks and financial institutions from time to time party thereto (the “Lenders”) as lenders, and Citizens Bank, N.A., as administrative agent (as successor by merger to Citizens Bank of Pennsylvania ) (in such capacity, the “Administrative Agent”) entered into that certain Fourth Amendment (the “Amendment”) to the Fourth Amended and Restated Business Loan and Security Agreement, dated as of January 5, 2018 (as amended and restated to date, the “Credit Agreement”).

The Amendment, among other things, provides for the following: (i) an extension of the maturity date by from July 23, 2024 to October 7, 2025; (ii) a reset of the aggregate principal amount of the term loan to $100.0 million; (iii) a modification to the amortization payments on the term loan from $3.75 million quarterly to $2.50 million quarterly; (iv) an increase in the maximum total leverage ratio from 4.25x to 4.50x, with such ratios decreasing thereafter as indicated in Table I below; (v) a change in the benchmark rate from LIBOR to SOFR with a SOFR floor of 0.00%; and (vi) a corresponding change in pricing as outlined in Table II below to account for the change from LIBOR to SOFR.

Table I.

Testing Period	Maximum Total Funded Debt to EBITDA Ratio
From the Fourth Amendment Effective Date through and including June 30, 2023	4.50 to 1.00
From July 1, 2023 through and including December 31, 2023	4.25 to 1.00
From January 1, 2024 through and including June 30, 2024	4.00 to 1.00
From July 1, 2024 through and including September 30, 2024	3.75 to 1.00
From October 1, 2024 and thereafter	3.50 to 1.00

Table II.

Level	Total Funded Debt/EBITDA Ratio	Additional Term SOFR Interest Margin, Additional Daily Simple RFR Interest Margin, Additional Eurocurrency Interest Margin and Letter of Credit Fee	Additional Base Rate Interest Margin	Unused Fee (bps)
VI	≥ 4.00:1	3.75%	2.75%	0.50%
V	≥ 3.50:1 but < 4.00:1	3.25%	2.25%	0.50%
IV	≥ 3.00:1 but < 3.50:1	2.75%	1.75%	0.50%
III	≥ 2.25:1 but < 3.00:1	2.25%	1.25%	0.30%
II	≥ 1.50:1 but < 2.25:1	1.75%	0.75%	0.25%
I	< 1.50:1	1.50%	0.50%	0.25%

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with VSE’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated October 11, 2022, entitled “VSE Corporation Amends, Extends and Upsizes Credit Facility.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	October 11, 2022	By:	/s/ Stephen D. Griffin
Stephen D. Griffin
Senior Vice President and Chief Financial Officer